Exhibit 99.1
NEWS FOR IMMEDIATE RELEASE
July 20, 2007
WesBanco, Inc.
1 Bank Plaza
Wheeling, WV 26003
And
Oak Hill Financial, Inc.
14621 State Route 93
Jackson, Ohio 45640
For Further Information Contact:
Paul M. Limbert (304) 234-9206
President & CEO, WesBanco, Inc.
Or
John D. Kidd (740) 286-3283
Chairman, Oak Hill Financial, Inc.
WesBanco, Inc. and Oak Hill Financial, Inc. Announce Execution of an Agreement and Plan of Merger
WHEELING, WV — July 20, 2007 — WesBanco, Inc. (“WesBanco”) (Nasdaq:WSBC) and Oak Hill Financial, Inc. (“Oak Hill”) (Nasdaq:OAKF) jointly announced today that they have executed a definitive Agreement and Plan of Merger providing for the merger of Oak Hill with and into WesBanco. James C. Gardill, Chairman of the Board, and Paul M. Limbert, President & CEO, of WesBanco and John D. Kidd, Chairman of the Board, and Ralph E. Coffman, Jr., President & CEO, of Oak Hill, made the joint announcement.
At June 30, 2007, Oak Hill had consolidated assets of $1.3 billion, deposits of $958 million, loans of $1.0 billion and shareholders’ equity of $95 million.
At June 30, 2007, WesBanco had consolidated assets of $4.0 billion, deposits of $3.0 billion, loans of $2.8 billion and shareholders’ equity of $406 million.
Under the terms of the Agreement and Plan of Merger, WesBanco will exchange a combination of its common stock and cash for Oak Hill common stock. Oak Hill shareholders will be entitled to receive either 1.256 shares of WesBanco common stock or cash in the amount of $38.00 per share for each share of Oak Hill common stock held subject to an overall allocation of 90% stock and 10% cash in the exchange. Common stock received by Oak Hill shareholders is anticipated to qualify as a tax-free exchange. WesBanco expects the combination to be break-even to 2008 earnings per share and to add over 2% to 2009 earnings per share.
The transaction, approved by the directors of both companies, currently is valued at $201 million, based on WesBanco’s current common stock price and Oak Hill’s diluted shares outstanding. Highlights of the transaction include a Price/Book Value of 205%, Price to Tangible Book Value of 232%, Price/Last Twelve Months Earnings multiple of 19.9 times, Price to Forward Earnings of 17.0 times and a Core Deposit Premium of 14.1%. Proforma financial analysis of the transaction includes the expected sale by Oak Hill of approximately $50 million in classified loans in connection with the merger. The acquisition is subject to the approvals of the appropriate banking regulatory authorities and the shareholders of WesBanco and Oak Hill. It is expected that the transaction will be completed late in the fourth quarter of 2007.
Investment advisors involved in the transaction were Keefe, Bruyette & Woods, Inc., representing WesBanco, and Stifel, Nicolaus & Company, Incorporated, representing Oak Hill.
When the transaction is consummated, the combination of the two banking companies will create a bank with approximately $5.4 billion in total assets providing banking services through 117 locations and 152 ATM’s in three states. The transaction will expand WesBanco’s franchise along the Interstate 71 and Interstate 75 corridors from Dayton, Ohio to Cincinnati, Ohio. Oak Hill operates 36 banking offices and one loan production office located in sixteen counties distributed primarily in southern, central and western Ohio.
WesBanco and Oak Hill officials stated that a thorough review of current staffing would take place as the merger progressed. The approximate four to six month time period leading to the consummation of the merger has officials of both organizations optimistic that organizing around customer service and product delivery can be effected with as little employee disruption as possible.
“Retaining key employees and ties to the communities served by Oak Hill will be extremely important in our ability to effect a smooth transition for Oak Hill customers,” said Paul M. Limbert, WesBanco President & CEO. “Given the diverse markets served by Oak Hill, it is important that we retain as much continuity in service and leadership as possible. These are areas that we are particularly interested in as we prepare to offer WesBanco products and services. Since 1902, Oak Hill has operated a successful franchise by concentrating on its customers and its communities. It is important that Oak Hill customers continue to be served by familiar faces in their markets,” he continued.
“We are extremely pleased to have the opportunity to expand our Ohio franchise through our merger with Oak Hill, a well managed, profitable company located in many established market areas in Ohio. Oak Hill’s branches are strategically located in areas that complement the WesBanco footprint, especially in the Cincinnati, Dayton/Springfield and Columbus, Ohio markets. Their banking locations and access to business opportunities in markets projected for population growth over the next five years will significantly diversify WesBanco’s customer base and product distribution. With the addition of Oak Hill, 51% of our deposits will now be located in Ohio. Furthermore, this merger adds a higher percentage of positive growth markets to our Ohio franchise,” said WesBanco Chairman of the Board, James C. Gardill.
“WesBanco’s acquisition strategy is one that is structured to create efficiencies that lead to improved profitability and increased shareholder value. Through the Oak Hill transaction, we will acquire a quality financial institution that supports our existing Ohio markets and provides a bridge of expansion into new markets that can provide long-term growth potential,” said Mr. Gardill. “We are pleased with the prospect of competing for business across the entire state of Ohio. This transaction is a natural extension in our growth westward in Ohio. With the completion of the Oak Hill merger, our combined banking organization will serve western, southern and central Ohio with a concentration in the urban markets of Cincinnati, Columbus, Dayton/Springfield, Marietta and Cambridge and through 74 Ohio based banking locations,” Mr. Gardill said.
“Our affiliation with WesBanco will maintain a level of local decision making through employee and management retention while providing an enhanced product and service array. That leads to shareholder value and improved opportunities for our employees. In our markets, supporting our local communities while providing a larger regional presence will continue to differentiate us from our super-regional competitors. The combined strength of WesBanco and Oak Hill affords us a great opportunity to compete and service our customers,” said John D. Kidd, Oak Hill Chairman of the Board. “It became very clear early on that WesBanco’s vision for the future fit extremely well with our own business plan and our desire to maintain our strong reputation and community standing. WesBanco shares our vision for the future,” he continued.
“WesBanco’s extensive experience in trusts and investments, commercial lending and technologically advanced banking systems were important factors in determining the merger potential of the combined organization,” said Ralph E. Coffman, Jr., Oak Hill President & CEO. “We operate in some very attractive markets that are the homes to Fortune 500 companies. By aligning ourselves with WesBanco, we become a formidable competitor for business in Ohio. As part of WesBanco, with our more significant combined resources, we can now compete for larger commercial and retail transactions and offer improved trust and wealth related services. We look forward to providing our customers all of the products that are offered by the super-regional competitors in our markets while we maintain the community bank orientation necessary to compete with the other financial institutions that serve our rural areas,” Mr. Coffman said.
As a result of the merger, it is anticipated that WesBanco will add four individuals to its board from the board of Oak Hill. Joining the WesBanco Board of Directors will be: John D. Kidd, Donald P. Wood, D. Bruce Knox and Neil S. Strawser. These individuals, along with a director emeritus of Oak Hill, have entered into voting agreements with WesBanco pursuant to which they have agreed to vote their shares in favor of the transaction. Mr. Kidd will serve as Vice Chairman of the WesBanco Board. One-time charges related to the deal are anticipated to approximate $10 million, with cost savings totaling approximately 22% of Oak Hill’s non-interest expenses, to be fully phased in by 2009.
Forward-looking Statement
This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between WesBanco and Oak Hill, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Oak Hill may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; WesBanco’s or Oak Hill’s stockholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2006 Annual Report on Form 10-K, Oak Hill’s 2006 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Oak Hill with the Securities and Exchange Commission, including both companies’ Form 10-Q’s as of March 31, 2007. All forward-looking statements included in this news release are based on information available at the time of the release. Neither WesBanco nor Oak Hill assumes any obligation to update any forward-looking statement.
Conference Call Information
WesBanco and Oak Hill will host a conference call and webcast to discuss the Agreement and Plan of Merger on July 20, 2007 at 11:00 a.m. EDT. Investors, analysts and other interested parties may access the teleconference and webcast, which is sponsored by Thomson/CCBN, at 800-435-1261 by entering participant passcode 87077371 and www.wesbanco.com. In addition, WesBanco has prepared an investor presentation to accompany the audio call, which is available via the Internet at www.wesbanco.com. WesBanco’s Investor Relations site contains the investor presentation, as well as the link to the audio webcast for the Friday conference call. A replay of the webcast will be available shortly after the conclusion of the call for a period of approximately 90 days.
Additional Information About the Merger and Where to Find It
Shareholders of WesBanco and Oak Hill and other interested parties are urged to read the joint proxy statements/prospectus that will be included in the Form S-4 registration statement that WesBanco will file with the SEC in connection with the merger because it will contain important information about WesBanco, Oak Hill, the merger and other related matters. A proxy statement/prospectus will be mailed to shareholders of WesBanco and Oak Hill prior to their respective shareholder meetings, which have not yet been scheduled. In addition, when the registration statement, which will include the joint proxy statements/prospectus and other related documents are filed by WesBanco with the SEC, they may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the WesBanco or Oak Hill websites at http://www.wesbanco.com or at http://www.oakf.com.
Any questions should be directed to Paul M. Limbert, Chief Executive Officer (304) 234-9206, James C. Gardill, Chairman (304) 234-9216 or Robert H. Young, Chief Financial Officer (304) 234-9447 of WesBanco or John D. Kidd, Chairman, or Ralph E. Coffman, Jr., President & CEO (740) 286-3283 of Oak Hill.
WesBanco, Oak Hill and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of WesBanco and Oak Hill and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about WesBanco’s directors and executive officers in the proxy statement for WesBanco’s annual meeting of stockholders filed with the SEC on March 16, 2007. You can find information about Oak Hill’s directors and executive officers in the proxy statement for Oak Hill’s annual meeting of shareholders filed with the SEC on March 20, 2007. You can obtain free copies of these documents from the SEC, WesBanco or Oak Hill using the contact information above.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

About Oak Hill
Oak Hill Financial, Inc. is a financial holding company incorporated under the laws of the State of Ohio and regulated by the Board of Governors of the Federal Reserve System. Oak Hill operates three subsidiaries: Oak Hill Banks, Oak Hill Financial Insurance Agency, Inc. and Oak Hill Title Agency. In turn, Oak Hill Banks and its two subsidiaries, Oak Hill Banks Community Development Corp. and Oak Hill Financial Services, Inc., provide depository, lending, and other financial services to individuals and businesses. Oak Hill Banks is a state-chartered commercial bank regulated by the State of Ohio and insured by the Federal Deposit Insurance Corporation (FDIC). Oak Hill Banks operates 36 banking offices and one loan production office in 16 counties across southern and central Ohio.
Oak Hill Financial Insurance Agency offers group health insurance, other employee benefits, benefits administration, and property and casualty insurance. Oak Hill Title Agency is a limited liability company that provides title services for commercial and residential real estate transactions. Oak Hill Banks Community Development Corp. provides special financing and financial counseling targeted to stimulating economic development and job creation in 12 low and moderate income counties in southern Ohio. Oak Hill Financial Services, Inc. offers financial planning and brokerage services to individuals and businesses.
With a balanced combination of “high-touch” customer service, local management, strong operating controls, and controlled geographic expansion, Oak Hill Financial has grown into one of Ohio’s premier independent financial services organizations.
The Company’s common stock currently trades on the Nasdaq Global Select Market under the symbol “OAKF”.
About WesBanco:
WesBanco is a multi-state bank holding company with total assets of approximately $4 billion. With the September 2007 completion of its Highlands Commercial Development Banking Center location, WesBanco will operate through 79 banking offices, one loan production office, and 110 ATMs in West Virginia, Ohio, and Pennsylvania. Founded in 1870, WesBanco provides innovative retail and commercial, trust, investment and insurance products and services. WesBanco also offers retail and commercial financial services online at www.wesbanco.com and www.wesmark.funds.com and through WesBancoLine, its 24-hour telephone banking service. WesBanco is the second largest bank holding company headquartered in West Virginia with the third overall deposit market share. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage operation.
The Company’s common stock trades on the Nasdaq Global Select Market under the symbol “WSBC”.
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